ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

EXHIBIT 1.02

ARRIS GROUP, INC.

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1, 2013 TO DECEMBER 31, 2013

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

INTRODUCTION

This Conflict Minerals Report for ARRIS Group, Inc. including all of its subsidiaries (“ARRIS,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1, 2013 to December 31, 2013.

ARRIS is a provider of products and services to cable operators and wireline telecommunications (“telco”) service providers (collectively, “network operators”) that enable the delivery of video, voice and data services to consumers. The product portfolio primarily includes interactive settop boxes, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE (consumer premises equipment).

For the reporting period from January 1, 2013 to December 31, 2013, ARRIS conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the conflict minerals that are necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture, after January 1, 2013, for which the results of our reasonable country of origin inquiry and due diligence conducted on these conflict minerals are presented herein.

REASONABLE COUNTRY OF ORIGIN INQUIRY

We conducted a reasonable country of origin inquiry (RCOI) of relevant 3TG Direct Suppliers using the CFSI Conflict Minerals Reporting Template (the “Template”), which included questions about the location or mine of origin, and encouraged those suppliers to make similar efforts to survey their supply chain using the Template and report the facilities and location or mine of origin for necessary conflict minerals.

DUE DILIGENCE MEASURES

We conducted due diligence on the source and chain of custody of our conflict minerals to ascertain whether these conflict minerals originated in the Democratic Republic of the Congo or any of its adjoining countries and financed or benefited non-state armed groups in any of these countries.

DESIGN OF OUR DUE DILIGENCE MEASURES

Our conflict minerals due diligence measures have been designed to conform with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance), in all material respects. We designed our due diligence measures to:

1)	establish strong Company management systems for conflict minerals supply chain due diligence;

2)	identify and assess conflict minerals risks in our supply chain;

3)	design and implement strategies to respond to conflict minerals risks identified;

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

4)	contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5)	report on our conflict minerals supply chain due diligence activities.

DUE DILIGENCE MEASURES PERFORMED

Our due diligence measures included the following activities:

1)	Established an internal team to implement the ARRIS Conflict Minerals Program;

2)	established company policies and requirements and incorporated those requirements into supplier contracts to define ARRIS’s expectations of suppliers regarding sourcing of conflict minerals and reporting of information to ARRIS;

3)	conducted a review to identify relevant direct suppliers of products containing necessary conflict minerals (in the form of gold and the derivatives tin, tantalum, and tungsten, or collectively, “3TG” and“3TG Direct Suppliers”);

4)	reviewed all supplier responses against internally established criteria for completeness, consistency and risk;

5)	requested the specific processing facility names (smelters) from all suppliers indicating sources in the covered countries; and

6)	compared the facilities identified by suppliers indicating sourcing from the covered countries against the list of facilities that have received a “conflict-free” designation for tantalum, tin, tungsten and gold published by the Conflict Free Sourcing Initiative (“CFSI”) - the Conflict-Free Smelter List (“CFS List”).

DUE DILIGENCE RESULTS

We had a response rate of 99% to our supplier RCOI and due diligence performed for facilities indicated by suppliers as having sources in the DRC or adjoining countries were all found to be listed on the Conflict-Free Smelter List.

PRODUCT DESCRIPTIONS

ARRIS’ product portfolio primarily includes settop boxes, end-to-end digital video and Internet Protocol Television (“IPTV”) distribution systems, broadband access infrastructure platforms, and associated data and voice CPE. Detailed descriptions and technical information can be found on our website (www.arrisi.com).

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

COUNTRIES OF ORIGIN AND FACILITIES USED TO PROCESS CONFLICT MINERALS IN ARRIS PRODUCTS

LIST OF FACILITIES KNOWN OR BELIEVED TO SOURCE FROM COVERED COUNTRIES*
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
ULBA	Tantalum	KAZAKHSTAN	3KAZ014

Global Advanced Metals	Tantalum	UNITED STATES	3USA005

F&X Electro-Materials Limited	Tantalum	CHINA	3CHN003

Zhuzhou Cemented Carbide Group Co Ltd	Tantalum	CHINA	4CHN015

H.C. Starck GmbH	Tantalum	GERMANY	3DEU006

Ningxia Orient Tantalum Industry Co., Ltd	Tantalum	CHINA	3CHN009

Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	2MYS016

Royal Canadian Mint	Gold	CANADA	1CAN050

Metalor USA Refining Corporation	Gold	UNITED STATES	1USA037
Countries of origin for these facilities are believed to include: Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Congo Republic, Rwanda, Sudan, Tanzania, Uganda, and Zambia

* As of 3/7/2014 all entries in this table were listed on the CFSI Conflict Free Smelter List

LIST OF FACILITIES NOT KNOWN OR NOT BELIEVED TO SOURCE FROM COVERED COUNTRIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Western Australian Mint trading as The Perth Mint	Gold	AUSTRALIA	1AUS046

Umicore SA Business Unit Precious Metals Refining	Gold	BELGIUM	1BEL062

AngloGold Ashanti Mineração Ltda	Gold	BRAZIL	1BRA003

Umicore Brasil Ltda	Gold	BRAZIL	1BRA061

Johnson Matthey Limited	Gold	CANADA	1CAN024

Xstrata Canada Corporation	Gold	CANADA	1CAN064

Argor-Heraeus SA	Gold	SWITZERLAND	1CHE004

Cendres & Métaux SA	Gold	SWITZERLAND	1CHE011

Metalor Technologies SA	Gold	SWITZERLAND	1CHE035

PAMP SA	Gold	SWITZERLAND	1CHE045

Valcambi SA	Gold	SWITZERLAND	1CHE063

PX Précinox SA	Gold	SWITZERLAND	1CHE068

Codelco	Gold	CHILE	1CHL014

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold	CHINA	1CHN020

Jiangxi Copper Company Limited	Gold	CHINA	1CHN023

The Refinery of Shandong Gold Mining Co. Ltd	Gold	CHINA	1CHN053

Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Gold	CHINA	1CHN054

The Great Wall Gold and Silver Refinery of China	Gold	CHINA	1CHN059

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA	1CHN065

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

LIST OF FACILITIES NOT KNOWN OR NOT BELIEVED TO SOURCE FROM COVERED COUNTRIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Zijin Mining Group Co. Ltd	Gold	CHINA	1CHN066

Suzhou Xingrui Noble	Gold	CHINA	1CHN079

Allgemeine Gold- und Silberscheideanstalt A.G.	Gold	GERMANY	1DEU001

Aurubis AG	Gold	GERMANY	1DEU007

Heimerle + Meule GmbH	Gold	GERMANY	1DEU017

Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY	1DEU018

SEMPSA Joyeria Plateria SA	Gold	SPAIN	1ESP052

Heraeus Ltd Hong Kong	Gold	HONG KONG	1HKG019

Metalor Technologies (Hong Kong) Ltd	Gold	HONG KONG	1HKG036

PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA	1IDN048

Chimet SpA	Gold	ITALY	1ITA013

Asahi Pretec Corporation	Gold	JAPAN	1JPN005

Dowa	Gold	JAPAN	1JPN015

Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN	1JPN021

Japan Mint	Gold	JAPAN	1JPN022

JX Nippon Mining & Metals Co., Ltd	Gold	JAPAN	1JPN028

Matsuda Sangyo Co. Ltd	Gold	JAPAN	1JPN034

Mitsubishi Materials Corporation	Gold	JAPAN	1JPN039

Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN	1JPN040

Sumitomo Metal Mining Co. Ltd.	Gold	JAPAN	1JPN057

Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN	1JPN058

Tokuriki Honten Co. Ltd	Gold	JAPAN	1JPN060

Nihon Material Co. LTD	Gold	JAPAN	1JPN071

Aida Chemical Industries Co. Ltd.	Gold	JAPAN	1JPN072

Asaka Riken Co Ltd	Gold	JAPAN	1JPN073

Kojima Chemicals Co. Ltd	Gold	JAPAN	1JPN074

Yokohama Metal Co Ltd	Gold	JAPAN	1JPN077

Chugai Mining	Gold	JAPAN	1JPN078

Pan Pacific Copper Co. LTD	Gold	JAPAN	1JPN080

Kazzinc Ltd	Gold	KAZAKHSTAN	1KAZ029

Kyrgyzaltyn JSC	Gold	KYRGYZSTAN	1KGZ030

Central Bank of the DPR of Korea	Gold	KOREA, REPUBLIC OF	1KOR012

LS-Nikko Copper Inc	Gold	KOREA, REPUBLIC OF	1KOR032

Torecom	Gold	KOREA, REPUBLIC OF	1KOR081

Daejin Indus Co. Ltd	Gold	KOREA, REPUBLIC OF	1KOR082

DaeryongENC	Gold	KOREA, REPUBLIC OF	1KOR083

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

LIST OF FACILITIES NOT KNOWN OR NOT BELIEVED TO SOURCE FROM COVERED COUNTRIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Do Sung Corporation	Gold	KOREA, REPUBLIC OF	1KOR084

Hwasung CJ Co. Ltd	Gold	KOREA, REPUBLIC OF	1KOR085

Korea Metal Co. Ltd	Gold	KOREA, REPUBLIC OF	1KOR086

SAMWON METALS Corp.	Gold	KOREA, REPUBLIC OF	1KOR087

Caridad	Gold	MEXICO	1MEX010

Met-Mex Peñoles, S.A.	Gold	MEXICO	1MEX038

Schone Edelmetaal	Gold	NETHERLANDS	1NLD051

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES	1PHL008

FSE Novosibirsk Refinery	Gold	RUSSIAN FEDERATION	1RUS016

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION	1RUS026

JSC Uralectromed	Gold	RUSSIAN FEDERATION	1RUS027

Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION	1RUS041

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold	RUSSIAN FEDERATION	1RUS044

Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION	1RUS047

SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION	1RUS055

OJSC Kolyma Refinery	Gold	RUSSIAN FEDERATION	1RUS067

L’ azurde Company For Jewelry	Gold	SAUDI ARABIA	1SAU031

Boliden AB	Gold	SWEDEN	1SWE009

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY	1TUR006

Istanbul Gold Refinery	Gold	TURKEY	1TUR069

Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	TURKEY	1TUR070

Solar Applied Materials Technology Corp.	Gold	TAIWAN	1TWN056

Johnson Matthey Inc	Gold	UNITED STATES	1USA025

Materion	Gold	UNITED STATES	1USA033

Ohio Precious Metals LLC.	Gold	UNITED STATES	1USA043

Sabin Metal Corp.	Gold	UNITED STATES	1USA075

United Precious Metal Refining, Inc.	Gold	UNITED STATES	1USA076

Kennecott Utah Copper	Gold	UNITED STATES	1USA088

Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN	1UZB002

Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN	1UZB042

Rand Refinery (Pty) Ltd	Gold	SOUTH AFRICA	1ZAF049

Metallo Chimique	Tin	BELGIUM	2BEL017

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

LIST OF FACILITIES NOT KNOWN OR NOT BELIEVED TO SOURCE FROM COVERED COUNTRIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
EM Vinto	Tin	BOLIVIA	2BOL010

OMSA	Tin	BOLIVIA	2BOL022

Mineração Taboca S.A.	Tin	BRAZIL	2BRA018

White Solder Metalurgia	Tin	BRAZIL	2BRA054

Cooper Santa	Tin	BRAZIL	2BRA063

Soft Metais, Ltda.	Tin	BRAZIL	2BRA066

Gejiu Zi-Li	Tin	CHINA	2CHN011

Geiju Non-Ferrous Metal Processing Co. Ltd.	Tin	CHINA	2CHN012

Gold Bell Group	Tin	CHINA	2CHN013

Jiangxi Nanshan	Tin	CHINA	2CHN014

Liuzhou China Tin	Tin	CHINA	2CHN015

Yunnan Chengfeng	Tin	CHINA	2CHN047

Yunnan Tin Company Limited	Tin	CHINA	2CHN048

CNMC (Guangxi) PGMA Co. Ltd.	Tin	CHINA	2CHN050

Minmetals Ganzhou Tin Co. Ltd.	Tin	CHINA	2CHN051

Huichang Jinshunda Tin Co. Ltd	Tin	CHINA	2CHN052

Kai Unita Trade Limited Liability Company	Tin	CHINA	2CHN053

Linwu Xianggui Smelter Co	Tin	CHINA	2CHN055

China Tin Group Co., Ltd.	Tin	CHINA	2CHN068

CV Duta Putra Bangka	Tin	INDONESIA	2IDN003

CV JusTindo	Tin	INDONESIA	2IDN004

CV Makmur Jaya	Tin	INDONESIA	2IDN005

CV Nurjanah	Tin	INDONESIA	2IDN006

CV Prima Timah Utama	Tin	INDONESIA	2IDN007

CV Serumpun Sebalai	Tin	INDONESIA	2IDN008

CV United Smelting	Tin	INDONESIA	2IDN009

PT Alam Lestari Kencana	Tin	INDONESIA	2IDN023

PT Artha Cipta Langgeng	Tin	INDONESIA	2IDN024

PT Babel Inti Perkasa	Tin	INDONESIA	2IDN025

PT Babel Surya Alam Lestari	Tin	INDONESIA	2IDN026

PT Bangka Kudai Tin	Tin	INDONESIA	2IDN027

PT Bangka Putra Karya	Tin	INDONESIA	2IDN028

PT Bangka Timah Utama Sejahtera	Tin	INDONESIA	2IDN029

PT Belitung Industri Sejahtera	Tin	INDONESIA	2IDN030

PT BilliTin Makmur Lestari	Tin	INDONESIA	2IDN031

PT Bukit Timah	Tin	INDONESIA	2IDN032

PT Eunindo Usaha Mandiri	Tin	INDONESIA	2IDN033

PT Fang Di MulTindo	Tin	INDONESIA	2IDN034

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

LIST OF FACILITIES NOT KNOWN OR NOT BELIEVED TO SOURCE FROM COVERED COUNTRIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
PT HP Metals Indonesia	Tin	INDONESIA	2IDN035

PT Koba Tin	Tin	INDONESIA	2IDN036

PT Mitra Stania Prima	Tin	INDONESIA	2IDN037

PT Refined Banka Tin	Tin	INDONESIA	2IDN038

PT Sariwiguna Binasentosa	Tin	INDONESIA	2IDN039

PT Stanindo Inti Perkasa	Tin	INDONESIA	2IDN040

PT Sumber Jaya Indah	Tin	INDONESIA	2IDN041

PT Timah	Tin	INDONESIA	2IDN042

PT Timah Nusantara	Tin	INDONESIA	2IDN043

PT Tinindo Inter Nusa	Tin	INDONESIA	2IDN044

PT Yinchendo Mining Industry	Tin	INDONESIA	2IDN045

PT Tambang Timah	Tin	INDONESIA	2IDN049

CV Gita Pesona	Tin	INDONESIA	2IDN056

PT Tommy Utama	Tin	INDONESIA	2IDN057

PT Bangka Tin Industry	Tin	INDONESIA	2IDN058

PT DS Jaya Abadi	Tin	INDONESIA	2IDN059

PT Panca Mega	Tin	INDONESIA	2IDN060

PT Seirama Tin investment	Tin	INDONESIA	2IDN061

PT Karimun Mining	Tin	INDONESIA	2IDN062

Mitsubishi Materials Corporation	Tin	JAPAN	2JPN020

Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA	2MYS016

Minsur	Tin	PERU	2PER019

Fenix Metals	Tin	POLAND	2POL064

Novosibirsk Integrated Tin Works	Tin	RUSSIAN FEDERATION	2RUS021

Thaisarco	Tin	THAILAND	2THA046

Cookson	Tin	UNITED STATES	2USA001

Plansee	Tantalum	AUSTRIA	3AUT011

LMS Brasil S.A.	Tantalum	BRAZIL	3BRA021

Duoluoshan	Tantalum	CHINA	3CHN001

F&X	Tantalum	CHINA	3CHN003

JiuJiang Tambre Co. Ltd.	Tantalum	CHINA	3CHN007

Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA	3CHN009

Zhuzhou Cement Carbide	Tantalum	CHINA	3CHN015

RFH	Tantalum	CHINA	3CHN017

Conghua Tantalum and Niobium Smeltry	Tantalum	CHINA	3CHN019

JiuJiang JinXin Nonferrous Metals Co. Ltd.	Tantalum	CHINA	3CHN020

King-Tan Tantalum Industry Ltd	Tantalum	CHINA	3CHN026

H.C. Starck GmbH	Tantalum	GERMANY	3DEU006

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

LIST OF FACILITIES NOT KNOWN OR NOT BELIEVED TO SOURCE FROM COVERED COUNTRIES
Smelter/Refinery Name	Conflict Mineral	Location	EICC/CFSP ID
Molycorp Silmet	Tantalum	ESTONIA	3EST025

Mettalurgical Products India Pvt. Ltd. (MPIL)	Tantalum	INDIA	3IND027

Mitsui Mining & Smelting	Tantalum	JAPAN	3JPN008

Taki Chemicals	Tantalum	JAPAN	3JPN023

Ulba	Tantalum	KAZAKHSTAN	3KAZ014

Solikamsk Metal Works	Tantalum	RUSSIAN FEDERATION	3RUS012

Exotech Inc.	Tantalum	UNITED STATES	3USA002

Gannon & Scott	Tantalum	UNITED STATES	3USA004

Global Advanced Metals	Tantalum	UNITED STATES	3USA005

Kemet Blue Powder	Tantalum	UNITED STATES	3USA010

Hi-Temp	Tantalum	UNITED STATES	3USA016

Telex	Tantalum	UNITED STATES	3USA018

QuantumClean	Tantalum	UNITED STATES	3USA022

Tantalite Resources	Tantalum	SOUTH AFRICA	3ZAF024

Wolfram Bergbau und Hütten AG	Tungsten	AUSTRIA	4AUT012

Chaozhou Xianglu Tungsten Industry Co Ltd	Tungsten	CHINA	4CHN002

China Minmetals Nonferrous Metals Co Ltd	Tungsten	CHINA	4CHN003

Chongyi Zhangyuan Tungsten Co Ltd	Tungsten	CHINA	4CHN004

Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Tungsten	CHINA	4CHN009

Jiangxi Tungsten Industry Group Co Ltd	Tungsten	CHINA	4CHN010

Xiamen Tungsten Co Ltd	Tungsten	CHINA	4CHN014

Zhuzhou Cemented Carbide Group Co Ltd	Tungsten	CHINA	4CHN015

Ganzhou Grand Sea W & Mo Group Co Ltd	Tungsten	CHINA	4CHN016

Hunan Chenzhou Mining Group Co	Tungsten	CHINA	4CHN018

Dayu Weiliang Tungsten Co., Ltd.	Tungsten	CHINA	4CHN021

Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA	4CHN022

Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Tungsten	CHINA	4CHN023

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA	4CHN024

Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA	4CHN025

HC Starck GmbH	Tungsten	GERMANY	4DEU008

Japan New Metals Co Ltd	Tungsten	JAPAN	4JPN017

ALMT	Tungsten	CHINA	4JPN020

Wolfram Company CJSC	Tungsten	RUSSIAN FEDERATION	4RUS013

ATI Tungsten Materials	Tungsten	UNITED STATES	4USA001

Global Tungsten & Powders Corp	Tungsten	UNITED STATES	4USA007

Kennametal Inc.	Tungsten	UNITED STATES	4USA026

Tejing (Vietnam) Tungsten Co Ltd	Tungsten	VIETNAM	4VNM019

Countries of origin for these facilities are not known but believed to include: Australia, Belgium, Brazil, Canada, Switzerland, Chile, China, Germany, Spain, Hong Kong, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Republic of Korea, Mexico, Netherlands, Philippines, Russian Federation, Saudi Arabia, Sweden, Turkey, Taiwan, United States, Uzbekistan, South Africa, Bolivia, Malaysia, Peru, Poland, Thailand, Austria, Estonia, India, and Vietnam

ARRIS GROUP, INC. - CONFLICT MINERALS REPORT 2013

EFFORTS TO DETERMINE THE CONFLICT MINERALS’ MINE OR LOCATION OF ORIGIN

Through our participation in the CFSI and requiring our suppliers to complete the Template we have determined that seeking information about conflict mineral smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the conflict minerals in our supply chain.

STEPS TO BE TAKEN TO MITIGATE RISK

We intend to take the following steps in 2014 to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

1.	Develop and implement smelter identification and acceptance criteria for supplier declarations thereby reducing the number of unrecognized smelters in our data.

2.	Revise contract manufacturer requirements to include additional goals and reporting provisions to improve uniformity in contract manufacturer data.